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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Security Dynamics Technologies, Inc. and Subsidiaries:


We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793 of Security
Dynamics Technologies, Inc. (the "Company") on Forms S-8 and Registration Statement No. 333-34241 of the Company on Form S-3 of our reports dated March 20, 1998 (which report on consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs referring to the restatement of the consolidated financial statements for a pooling of interests in 1997 and a change in the Company's method of accounting for option grants requiring stockholder approval in 1996), appearing in and incorporated by reference in this Annual Report on Form 10-K of Security Dynamics Technologies, Inc. for the year ended December 31, 1997.


Deloitte & Touche LLP

Boston, Massachusetts
March 27, 1998